EXHIBIT 99.B10(b)



                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


KRAMER LEVIN NAFTALIS & FRANKEL LLP                        47, Avenue Hoche
TEL (212) 715-9100                                         75008 Paris
FAX (212) 715-8000                                         France


                                                           March 26, 2002

The Milestone Funds
One Executive Boulevard
Yonkers, New York  10701


Re:  The Milestone Funds
     FILE NOS. 33-81574;811-8620
     ---------------------------


Dear Ladies and Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment to the Registration Statement on Form N-1A.



                                     Very truly yours,



                                     KRAMER LEVIN NAFTALIS & FRANKEL LLP